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EXHIBIT 23.01 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-96647, 333-10060, and 333-102657) and S-8
(File Nos. 033-63701, 333-42727, 333-94075, 333-41116, 333-62876, 333-69518,
333-109435, 333-128180, and 333-128182) of Interland, Inc. of our report dated
November 7, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
November 7, 2005